Exhibit 5


                            Agreement of Joint Filing

            Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Amendment No. 1 to Schedule 13D (the "Amendment No. 1") to which this Agreement is attached as an exhibit, and agree that such Amendment No. 1, as so filed, is filed on behalf of each of them.


            IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                    Dated:  November 8, 2004


                                    WEST PUTNAM HOUSING INVESTORS III LLC



                                    By: /s/ Gina K. Dodge
                                       ------------------------------------
                                    Name:  Gina K. Dodge
                                    Title: Secretary


                                    WEST PUTNAM HOUSING INVESTORS II LLC



                                    By: /s/ Gina K. Dodge
                                       ------------------------------------
                                    Name:  Gina K. Dodge
                                    Title: Secretary


                                    WEST PUTNAM HOUSING INVESTORS LLC



                                    By: /s/ Gina K. Dodge
                                       ------------------------------------
                                    Name:  Gina K. Dodge
                                    Title: Secretary


                                    Richard P. Richman

                                    /s/ Richard P. Richman
                                    ---------------------------------------
                                    in his individual capacity



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